                                     [LOGO]

                             COMERICA INCORPORATED

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT
                                      1997

                                     [LOGO]
                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                                                                  April 11, 1997

Dear Shareholder,

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Comerica Incorporated. The meeting will be held at 9:30 a.m. on Friday, May 16, 1997 at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is provided on the back cover of the accompanying Proxy Statement.

The accompanying Notice of Annual Meeting, Proxy Statement and Proxy Card provide information on matters that will be considered and acted upon at the meeting. Comerica's Annual Report, which was mailed to you previously, summarizes major developments during 1996 and includes the 1996 financial statements.

Your continuing interest in Comerica is appreciated and I hope you will attend the annual meeting in person. I believe this meeting provides an excellent opportunity for shareholders to become better acquainted with Comerica and its directors and officers.

It is important that your shares be represented at the meeting even if you are not able to attend in person. Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD. IF YOU WISH TO VOTE BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS FOR USING THE AUTOMATED TELEPHONE VOTING SYSTEM PROVIDED ON THE PROXY CARD.

                                          Sincerely,

                                                      [SIGNATURE]

                                          Eugene A. Miller
                                          Chairman and Chief Executive Officer

                                     [LOGO]

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 1997

The Annual Meeting of Shareholders of Comerica Incorporated will be held at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan, on Friday, May 16, 1997 at 9:30 a.m., local time, for the following purposes:

    1. To elect four Class I Directors for three year terms expiring in 2000 or upon the election and qualification of their successors.

    2. To act upon a proposal to approve the Comerica Incorporated Management Incentive Plan.

    3. To act upon a proposal to approve the Comerica Incorporated 1997 Long-Term Incentive Plan.

    4. To transact any other business that may properly come before the annual meeting or any adjournments of the meeting.

Shareholders of record at the close of business on March 24, 1997 will receive notice of the annual meeting and will be entitled to vote at the meeting.

A list of shareholders who will be entitled to vote at the annual meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, on the 33rd Floor of Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly or use the automated telephone voting system. Instructions for voting by telephone are provided on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                                      [SIGNATURE]

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 11, 1997

                                     [LOGO]
                             Comerica Incorporated
                        Comerica Tower at Detroit Center
                              500 Woodward Avenue
                            Detroit, Michigan 48226

                              1997 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Comerica Incorporated (the "Corporation"). The proxies will be used at the 1997 Annual Meeting of Shareholders of the Corporation and at any adjournments of the meeting. The meeting will be held at 9:30 a.m. on Friday, May 16, 1997 at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the Notice of Annual Meeting of Shareholders and a Proxy Card will be mailed to shareholders beginning April 11, 1997. The Corporation's Annual Report for the year ended December 31, 1996 was mailed previously to shareholders.

The common stock of the Corporation is the only security of the Corporation with voting rights on the matters to be presented for a vote at the annual meeting. Only shareholders of record of the common stock outstanding at the close of business on March 24, 1997 (the "record date") will be entitled to vote at the meeting. At the close of business on March 24, 1997, there were 106,210,358 shares of common stock outstanding. Each shareholder of record will be entitled to one vote for each share held on each matter presented for a vote at the meeting. Votes may be cast either in person or by proxy. A shareholder may revoke a proxy at any time before the proxy is exercised by giving written notice of revocation to the Secretary of the Corporation prior to the annual meeting or by voting in person at the meeting.

A quorum must exist to conduct business at the annual meeting. A quorum exists if a majority of the shares of common stock of the Corporation outstanding as of the record date and entitled to vote at the meeting are represented in person or by proxy at the meeting. If a quorum exists, the favorable vote of a majority of the shares represented and entitled to vote at the meeting is required to elect each director. The favorable vote of a majority of the shares cast on the Comerica Incorporated Management Incentive Plan and the Comerica Incorporated 1997 Long-Term Incentive Plan presented in this Proxy Statement is required to approve the plans. In tabulating the vote on the election of directors, abstentions and broker non-votes will have the same effect as a vote against the matter. In tabulating the vote on the proposals to approve the incentive plans, abstentions will have the same effect as a vote against the proposals, however, broker non-votes will be disregarded and will not affect the outcome.

Shares represented by properly executed proxies will be voted in the manner specified in the proxies. If no instructions are specified, shares represented by proxies will be voted to elect the nominees for Class I Directors and to approve the Comerica Incorporated Management Incentive Plan and the Comerica Incorporated 1997 Long-Term Incentive Plan. If any other matter is properly submitted for a vote at the meeting and no instructions are specified in a proxy, the shares represented by the proxy will be voted in accordance with the judgment of the person or persons voting the shares.

The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. Proxies also may be solicited personally and by telephone, facsimile and other means. The Corporation will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Proxies also may be solicited by officers and regular employees of the Corporation and its subsidiaries. No additional compensation will be paid to officers and employees for soliciting proxies, nor will their efforts result in more than a minimal cost to the Corporation. The Corporation also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Corporation's common stock.

                             ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect four directors in Class I to serve for terms of three years expiring in 2000.

The Board of Directors is divided into three classes with each class of directors elected to a three year term of office. At each annual meeting of shareholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting.

The terms of office of four Class I Directors expire at the 1997 Annual Meeting of Shareholders. The Board of Directors has nominated four individuals recommended by the Directors Committee for election as Class I Directors of the Corporation at the 1997 Annual Meeting of Shareholders. The nominees are E. Paul Casey, Max M. Fisher, John D. Lewis and Howard F. Sims. All the nominees have consented to their nominations and have agreed to serve as directors of the Corporation if elected.

The shares represented by valid proxies will be voted at the annual meeting in the manner specified in the proxies. If no instructions are specified, the shares will be voted to elect the four nominees named above. Although it is not anticipated, if any of these nominees are unable to serve, the shares may be voted to elect any substitute nominees recommended by the Directors Committee. If no substitute nominees are recommended, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

The individuals who are elected as Class I Directors at the 1997 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 2000 Annual Meeting of Shareholders or upon the election and qualification of their successors.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following information is provided for each nominee for election as a Class I Director at the annual meeting and for each of the Class II and Class III Directors whose term of office will continue after the meeting.

                  DIRECTOR NOMINEES -- TERMS EXPIRING IN 2000
                              (CLASS I DIRECTORS)

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                              EXPERIENCE DURING PAST 5 YEARS                  DIRECTOR
NOMINEE NAME                          AGE                       AND OTHER DIRECTORSHIPS(1)                    SINCE(2)
------------------------------------------------------------------------------------------------------------------------
E. Paul Casey...................          67   Managing General Partner, Metapoint Partners (investment         1973
                                               partnership); Director, Wyman-Gordon Company.
Max M. Fisher...................          88   Investor; Director, Sotheby's Holdings, Inc.                     1973
John D. Lewis...................          48   Vice Chairman, (since January 1994 and January 1990-June         1994
                                               1992), Executive Vice President (June 1992-January 1994),         and
                                               Comerica Incorporated; Vice Chairman (since March 1995 and     1989-1992
                                               January 1990-June 1992), Comerica Bank.
Howard F. Sims..................          63   Chairman and Director, Sims-Varner & Associates, P.L.L.C.        1981
                                               (architectural, engineering and planning firm); Director,
                                               MCN Energy Group.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1998
                              (CLASS II DIRECTORS)

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                              EXPERIENCE DURING PAST 5 YEARS                  DIRECTOR
NAME                                  AGE                       AND OTHER DIRECTORSHIPS(1)                    SINCE(2)
------------------------------------------------------------------------------------------------------------------------
James F. Cordes.................          56   Retired; Executive Vice President, The Coastal Corporation       1984
                                               (diversified energy company) (until March 1997); President,
                                               American Natural Resources Company (diversified energy
                                               company) (until March 1997); Director, The Coastal
                                               Corporation.
Patricia Shontz Longe, Ph.D.....          63   Economist; Senior Partner, The Longe Company (investment,        1973
                                               management and economic consulting company); Director,
                                               Jacobson Stores, Inc., DTE Energy Company, The Detroit
                                               Edison Company, Warner-Lambert Company and The Kroger
                                               Company.
Gerald V. MacDonald.............          58   Retired; Chairman and Chief Executive Officer (June              1984
                                               1992-June 1993), Comerica Incorporated; Chairman and Chief
                                               Executive Officer (until June 1992), Manufacturers National
                                               Corporation and Manufacturers Bank, N.A.
Eugene A. Miller................          59   Chairman and Chief Executive Officer (since June 1993),          1979
                                               President and Chief Operating Officer (June 1992-June 1993),
                                               Chairman, President and Chief Executive Officer (until June
                                               1992), Comerica Incorporated; Chairman and Chief Executive
                                               Officer (since June 1992), Chairman, President and Chief
                                               Executive Officer (until June 1992), Comerica Bank;
                                               Director, DTE Energy Company and The Detroit Edison Company.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1999
                             (CLASS III DIRECTORS)

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                              EXPERIENCE DURING PAST 5 YEARS                  DIRECTOR
NOMINEE NAME                          AGE                       AND OTHER DIRECTORSHIPS(1)                    SINCE(2)
------------------------------------------------------------------------------------------------------------------------
J. Philip DiNapoli..............          57   Manager, Real Estate Division of DiNapoli family holdings;       1991
                                               Chairman and Director, Comerica California Incorporated;
                                               Director, SJW Corp.
Wayne B. Lyon...................          64   Chairman, President and Chief Executive Officer, Lifestyle       1986
                                               Furnishings International Ltd. (manufacturer of residential furniture and decorative home furnishings and fabrics)
                                               (since August 1996); President and Chief Operating Officer,
                                               Masco Corporation (until August 1996); Director, Masco
                                               Corporation, Payless Cashways, Inc. and Emco Limited.
Michael T. Monahan..............          58   President (since June 1993), Comerica Incorporated;              1993
                                               President (since June 1993), President and Chief Operating        and
                                               Officer (June 1992-June 1993), Comerica Bank; President        1985-1992
                                               (until June 1992), Manufacturers National Corporation;
                                               President and Chief Operating Officer (until June 1992),
                                               Manufacturers Bank, N.A.; Director, Jacobson Stores, Inc.

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                              EXPERIENCE DURING PAST 5 YEARS                  DIRECTOR
NOMINEE NAME                          AGE                       AND OTHER DIRECTORSHIPS(1)                    SINCE(2)
------------------------------------------------------------------------------------------------------------------------
Alfred A. Piergallini...........          50   Vice Chairman, President and Chief Executive Officer, Gerber     1991
                                               Products Company (producer and marketer of baby food, baby care and infant apparel); Director, Gerber Products Company and Toy Biz, Inc.
Martin D. Walker................          64   Chairman (since January 1997), Chairman and Chief Executive    1979-1992
                                               Officer (until December 1996), M.A. Hanna Company                 and
                                               (international specialty chemicals company); Director,           1996
                                               Lexmark International, Inc., Reynolds & Reynolds, Textron
                                               Inc., The Goodyear Tire & Rubber Company and The Timken
                                               Company.

--------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation, which merged with the Corporation on June 18, 1992. Comerica Bank and Comerica California Incorporated are wholly-owned subsidiaries of the Corporation. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

(2) This column represents the year each nominee or incumbent director became a director of the Corporation or of Manufacturers National Corporation.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The Board of Directors has several committees on which members of the board serve, including an Executive Committee, an Audit and Legal Committee, a Compensation Committee, a Directors Committee and a Risk Asset Quality Review Committee. Eugene A. Miller, Chairman and Chief Executive Officer, and Michael
T. Monahan, President, are members of all the committees of the board except the Audit and Legal Committee and the Compensation Committee. All committees make regular reports to the board, keep the board informed on matters that come before them and advise the board on any developments that the committees believe should have board consideration.

EXECUTIVE COMMITTEE. The members of the Executive Committee are Eugene A. Miller (Chairman), John D. Lewis, Michael T. Monahan and a minimum of any other four directors who are not employees of the Corporation or any of its subsidiaries ("non-employee directors"). The committee is responsible for exercising the authority, powers and duties of the Board of Directors in managing the business and affairs of the Corporation between meetings of the board. The Executive Committee did not meet during 1996.

AUDIT AND LEGAL COMMITTEE. The members of the Audit and Legal Committee are Patricia Shontz Longe, Ph.D. (Chairman), E. Paul Casey, James F. Cordes, J. Philip DiNapoli, Alfred A. Piergallini and Martin D. Walker. All the committee members are non-employee directors who are independent of the Corporation's management. The committee includes members with banking or related financial management expertise and does not include directors who are considered large customers of the Corporation or any affiliate. The responsibilities of the committee include the following: (1) recommend to the board the appointment of the independent accounting firm to conduct the annual audit of the Corporation;
(2) review with the auditors the scope of the annual independent audit and any reports issued in connection with the audit; (3) review the non-audit services performed by the independent auditors to ensure that performance of those services does not impair the independence of the auditors; (4) approve the appointment or dismissal of the general auditor and periodically review the position of the internal audit department within the Corporation; (5) at least annually, review with management the role and scope (including non-traditional business relationships) of the work performed by the internal auditors, approve the annual audit plan and periodically review the plan status and findings; (6) at least annually, meet privately with the internal auditor and external auditor; (7) review the annual financial statements and the financial reporting process and recommend approval of the Proxy Statement and

Form 10-K; (8) review the periodic examinations made by regulatory authorities and any replies required in connection with the examinations; (9) periodically review the status of any pending litigation which could be costly to the Corporation or seriously affect the reputation of the Corporation; (10) review with management the programs and procedures to avoid conflicts of interest as well as those covering other aspects of business ethics; (11) review executive officer travel and entertainment expenses, including executive perquisites, to assess the reasonableness and appropriate documentation of the expenses; (12) review with management the programs and procedures to assure compliance with laws, regulations and corporate policy; (13) review summary reports provided by the Consumer Compliance Officer and the Investment Services Compliance Officer to assure that corrective measures are implemented where appropriate; (14) review annually with management and the independent accounting firm their assessments of the adequacy of internal controls and the Corporation's compliance with designated laws and regulations as required by the Federal Deposit Insurance Corporation Improvement Act; (15) review annually and recommend to the board for approval the Audit Policy and Code of Ethics; (16) review annually and recommend to the board for approval the disaster protection program for the Corporation; (17) review annually and recommend to the board for approval the adequacy of insurance coverage; (18) institute investigations of suspected improprieties; and (19) retain special counsel or other expert assistance at the committee's discretion. The Audit and Legal Committee met four times during 1996.

COMPENSATION COMMITTEE. The members of the Compensation Committee are Wayne B. Lyon (Chairman), Max M. Fisher, Alfred A. Piergallini and Martin D. Walker. All the committee members are non-employee directors. The responsibilities of the committee include the following: (1) ensure that the Corporation's executive compensation program will attract, retain and motivate key officers of the organization; (2) annually review all aspects of the executive compensation program including executive base salaries, annual and long-term incentives, deferred compensation programs, stock award programs, benefits, executive perquisites and employment, severance and management agreements; (3) recommend to the board for approval the annual compensation for the Corporation's Chief Executive Officer; (4) review and approve the annual compensation for the Corporation's President, Vice Chairman and all Executive Vice Presidents based on the recommendations of management; (5) oversee the administration of the Corporation's Long-Term Incentive Plan and the Deferred Compensation Plan; (6) approve the executive compensation statement and related tables for the proxy statement; (7) monitor compliance with laws applicable to the documentation and administration of the Corporation's employee benefit plans, including compliance with the requirements of the Employee Retirement Income Security Act; and (8) establish committees, determine their authority and responsibilities, review committee reports and approve committee recommendations. The committee is authorized to hire and seek the advice of outside consultants as reasonably required. The Compensation Committee met six times during 1996.

DIRECTORS COMMITTEE. The members of the Directors Committee are E. Paul Casey (Chairman), J. Philip DiNapoli, Patricia Shontz Longe, Ph.D., Eugene A. Miller, Michael T. Monahan and Howard F. Sims. The responsibilities of the committee include the following: (1) determine a desirable balance of expertise among board members; (2) identify qualified candidates to fill board positions and provide aid in attracting qualified candidates to the board; (3) recommend to the board qualified nominees to fill vacancies on the board and extend invitations to the nominees on behalf of the board; (4) recommend to the board the slate of director nominees for inclusion in the proxy statement and election by the shareholders at the annual meeting; (5) consider director nominees proposed by shareholders; (6) review and recommend to the board the performance criteria for members of the board, size of the board, committee structure and assignments, and the conduct and frequency of board meetings; (7) evaluate the performance of the members of the board for compliance with established criteria and assess the board's contribution as a whole; (8) review recommended compensation arrangements for members of the board; (9) administer the Corporation's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and the Corporation's Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks;
(10) monitor the board's
retirement policy for directors; and (11) recommend guidelines on significant governance principles for the boards of directors of the Corporation and its subsidiaries. The Directors Committee met two times during 1996.

RISK ASSET QUALITY REVIEW COMMITTEE. The members of the Risk Asset Quality Review Committee are James F. Cordes (Chairman), Max M. Fisher, Wayne B. Lyon, Gerald V. MacDonald, Eugene A. Miller, Michael T. Monahan and Howard F. Sims. The responsibilities of the committee include the following: (1) review the Corporation's credit quality statistics and compare them with internal management targets and industry data; (2) review and recommend credit policies as appropriate and promote the use of sound operating procedures for credit administration throughout the various affiliates of the Corporation; (3) annually review and recommend financial authorizations for board approval; (4) annually approve financial policies; (5) review the methodology for the Allowance for Loan and Lease Loss Reserves for the Corporation and compare the analysis to actual reserve levels; and (6) review the reports submitted by Corporate Loan Review to monitor compliance with policy and overall performance. The Risk Asset Quality Review Committee met three times during 1996.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings and one special meeting of the Board of Directors and fifteen meetings of the various committees of the board during 1996. All director nominees and incumbent directors attended at least 93 percent of the aggregate number of meetings held by the Board of Directors and by all the committees of the board on which the respective directors served, with the exception of Patricia Shontz Longe, Ph.D. who attended 71 percent of the meetings due to an illness.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

During 1996, the members of the Compensation Committee were Wayne B. Lyon (Chairman), Max M. Fisher, Alfred A. Piergallini and Martin D. Walker. No member of the committee was a former officer or a current officer or employee of the Corporation or any of its subsidiaries. There were no compensation committee interlocks between the Corporation and any other entity during the fiscal year.

                           COMPENSATION OF DIRECTORS

Directors who are employees of the Corporation do not receive additional compensation for their service on the Board of Directors and its committees. During 1996, non-employee directors received an annual retainer of $20,000 and $1,000 for attending each meeting of the Board of Directors. Non-employee directors who served on a committee of the board also received $1,000 for attending each committee meeting. The chairman of each committee received an additional annual retainer of $4,000. Directors also were reimbursed for all expenses incurred for the purpose of attending board and committee meetings.

The Corporation also has a stock option plan for non-employee directors. After each annual meeting of shareholders, each non-employee director is granted an option to purchase 1,000 shares of common stock of the Corporation. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date.

The Corporation provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and also maintains directors' and officers' liability insurance policies with a primary limit of $20 million and an excess limit of $20 million. The primary limit policy is insured through the Financial Institution Risk Retention Group. The Federal Insurance Company (a member of the Chubb Group) is the primary insurer for the excess limit policy.

                         RETIREMENT PLAN FOR DIRECTORS

The Corporation maintains a retirement plan for non-employee directors who have served at least five years on the Board of Directors. The plan provides for the accrual of one month of retirement income credit for each month of service up to a maximum of one hundred twenty months. An eligible director is entitled to receive a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors on the date of the director's retirement. Benefits are payable for the number of months the director has accrued retirement income credit, but do not extend beyond the director's death. Benefits become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the board due to illness or disability. For the purpose of determining retirement income, credit is granted for service on the Board of Directors of the Corporation and Manufacturers National Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information concerning the number of shares of the Corporation's common stock held as of December 31, 1996 by the only shareholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock. In providing this information, the Corporation relied solely on the Schedule 13G filed by the shareholder with the Securities and Exchange Commission ("Commission") and on other information furnished to the Corporation by the shareholder.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                         SOLE      SHARED       SOLE         SHARED        PERCENT
                  NAME AND ADDRESS                      VOTING     VOTING    INVESTMENT    INVESTMENT         OF
                 OF BENEFICIAL OWNER                     POWER      POWER       POWER         POWER         CLASS
-----------------------------------------------------  ---------  ---------  -----------  -------------  ------------
Capital Research and Management Company*                 None       None       6,180,000         None           5.8%
333 South Hope Street
Los Angeles, CA 90071-1444

* Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercises investment discretion with respect to these shares which are owned by various institutional investors. The Capital Group Companies, Inc. and Capital Research and Management Company have no power to direct the vote of these shares and disclaim beneficial ownership of them.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of the Corporation's common stock by incumbent directors, nominees and the executive officers named in the Summary Compensation Table presented in this Proxy Statement (the "named executive officers"), and by all incumbent directors, nominees and executive officers as a group. The number of shares beneficially owned by each individual includes shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the record date through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                             AMOUNT AND NATURE      PERCENT OF
NAME OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP      CLASS
----------------------------------------  -----------------------  -------------
Ralph W. Babb Jr.                                   21,175(1)            *
E. Paul Casey                                       18,574(2)            *
James F. Cordes                                     28,634(2)            *
J. Philip DiNapoli                                 197,229(2)            *
Max M. Fisher                                    1,741,004(2)(3)           1.6%
John D. Lewis                                      141,641(4)            *
Patricia Shontz Longe, Ph.D.                         6,860(2)            *
Wayne B. Lyon                                       18,960(2)            *
Gerald V. MacDonald                                 37,022(2)            *
Eugene A. Miller                                   441,130(5)            *
Michael T. Monahan                                 235,721(6)            *
Alfred A. Piergallini                               13,000(2)            *
Fenton R. Talbott                                   13,526(7)            *
Howard F. Sims                                       8,240(2)            *
Martin D. Walker                                     5,448(2)            *
Directors, nominees and executive
officers as a group (29 people)                  3,411,863(8)              3.2%

------------------------

 *  Represents holdings of less than one percent.

(1) Includes options to purchase 10,500 shares of common stock of the Corporation, which options were granted to Mr. Babb under the Corporation's Long-Term Incentive Plan.

(2) Includes options to purchase 2,000 shares of common stock of the Corporation, which options were granted under the Corporation's Stock Option Plan for Non-Employee Directors.

(3) Includes 441,288 shares owned by a corporation and 8,164 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 98,162 shares owned by members of his family and shares held in trust for their benefit. These shares are not beneficially owned by Mr. Fisher under the rules of the Commission. Mr. Fisher's ownership combined with the ownership of these family members totals 1,839,166 shares.

(4) Includes options to purchase 101,563 shares of common stock of the Corporation, which options were granted to Mr. Lewis under the Corporation's Long-Term Incentive Plan.

(5) Includes options to purchase 268,035 shares of common stock of the Corporation, which options were granted to Mr. Miller under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 10,000 shares owned by Mr. Miller's spouse as trustee, 506 shares owned jointly by Mr. Miller and his son and 300 shares held by Mr. Miller as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custody for his daughter.

(6) Includes options to purchase 86,938 shares of common stock of the Corporation, which options were granted to Mr. Monahan under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Monahan also include 10,430 shares owned by his spouse as trustee as to which shares Mr. Monahan disclaims beneficial ownership.

(7) Includes options to purchase 3,000 shares of common stock of the Corporation, which options were granted to Mr. Talbott under the Corporation's Long-Term Incentive Plan.

(8) As of March 24, 1997, incumbent directors, nominees and executive officers as a group beneficially owned options to purchase 773,614 shares of the Corporation's common stock, which options were granted under the Corporation's Long-Term Incentive Plan, under option plans of Manufacturers National Corporation and under the Corporation's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, the Corporation agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Corporation's directors, executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the Commission and the New York Stock Exchange not later than specified deadlines. During 1996, all of the required reports were filed by the specified deadlines. In making this disclosure, the Corporation relied solely on the written representations of the directors and executive officers and a review of copies of the reports filed with the Commission.

                         TRANSACTIONS OF DIRECTORS AND
                    EXECUTIVE OFFICERS WITH THE CORPORATION

The incumbent directors, director nominees and executive officers of the Corporation, their related entities and members of their immediate family were customers of and had transactions (including loans and loan commitments) with banking affiliates of the Corporation during 1996. All loans and commitments were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with the Corporation or its subsidiaries, and did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of this date.

                               EXECUTIVE OFFICERS

The following information is provided for those officers designated as executive officers by the Corporation's Board of Directors and includes the Chairman, President, Chief Financial Officer and Controller of the Corporation, officers of the Corporation who are in charge of principal business units, divisions or functions, and officers of the Corporation or its subsidiaries who perform significant policy making functions for the Corporation.

                                                                      FIVE-YEAR                                 EXECUTIVE
NAME                             AGE                            BUSINESS EXPERIENCE(1)                        OFFICER SINCE
---------------------------------------------------------------------------------------------------------------------------
Ralph W. Babb Jr...........          48   Executive Vice President (since June 1995), Comerica Incorporated          1995
                                          and Comerica Bank; Vice Chairman, Mercantile Bancorporation and
                                          Mercantile Bank (until June 1995).
John R. Beran..............          44   Executive Vice President (since May 1995), Comerica Incorporated           1995
                                          and Comerica Bank; President and Chief Executive Officer (Jan
                                          1994-April 1995), Money Access Service Corporation (electronic banking services); Senior Vice President (until Dec 1993), Society
                                          Corporation (bank holding company).
Joseph J. Buttigieg, III...          51   Executive Vice President (since June 1992), Comerica Bank;                 1992
                                          Executive Vice President (until June 1992), Manufacturers Bank,
                                          N.A.
Richard A. Collister.......          52   Executive Vice President (since Nov 1992), Comerica Incorporated;          1992
                                          Executive Vice President (since May 1993), Comerica Bank; First
                                          Vice President (until Nov 1992), Merrill Lynch & Co.
George C. Eshelman.........          44   Executive Vice President (since Jan 1994), Comerica Incorporated;          1994
                                          Executive Vice President (since Jan 1994), Senior Vice President
                                          (until Jan 1994), Comerica Bank.
J. Michael Fulton..........          48   President and Chief Executive Officer (since July 1993), Executive         1993
                                          Vice President (until July 1993), Comerica Bank-California.
Dale E. Greene.............          50   Executive Vice President (since May 1996), Comerica Incorporated;          1996
                                          Executive Vice President (since Mar 1996), First Vice President
                                          (until Mar 1996), Comerica Bank.
Charles L. Gummer..........          50   President and Chief Executive Officer, Comerica Bank-Texas.                1992
John R. Haggerty...........          53   President and Chief Executive Officer (since July 1994), Comerica          1994
                                          Mortgage Corporation; Executive Vice President and Director (until
                                          June 1994), Banc One Mortgage Corporation.
Arthur W. Hermann..........          52   Senior Vice President and Controller, Comerica Incorporated and            1992
                                          Comerica Bank.
Thomas R. Johnson..........          53   Executive Vice President (since May 1993), Comerica Incorporated;          1992
                                          Executive Vice President (June 1992-May 1993), Comerica Bank;
                                          Senior Vice President (until June 1992), Comerica Incorporated and
                                          Comerica Bank.
John D. Lewis..............          48   Vice Chairman (since Jan 1994 and Jan 1990-June 1992), Executive           1988
                                          Vice President (June 1992-Jan 1994), Comerica Incorporated; Vice
                                          Chairman (since Mar 1995 and Jan 1990-June 1992), Comerica Bank.
George W. Madison..........          43   Executive Vice President, General Counsel and Corporate Secretary          1997
                                          (since Jan 1997), Comerica Incorporated; Executive Vice President,
                                          General Counsel, Corporate Secretary and Cashier (since Jan 1997),
                                          Comerica Bank; Partner (until Jan 1997), Mayer, Brown & Platt (law firm).

                                                                      FIVE-YEAR                                 EXECUTIVE
NAME                             AGE                            BUSINESS EXPERIENCE(1)                        OFFICER SINCE
---------------------------------------------------------------------------------------------------------------------------
Ronald P. Marcinelli.......          47   Executive Vice President (since Nov 1995), Comerica Incorporated           1995
                                          and Comerica Bank; Senior Vice President (June 1992-Nov 1995),
                                          First Vice President (until June 1992), Comerica Bank.
Eugene A. Miller...........          59   Chairman and Chief Executive Officer (since June 1993), President          1978
                                          and Chief Operating Officer (June 1992-June 1993), Chairman,
                                          President and Chief Executive Officer (until June 1992), Comerica
                                          Incorporated; Chairman and Chief Executive Officer (since June
                                          1992), Chairman, President and Chief Executive Officer (until June
                                          1992), Comerica Bank.
Michael T. Monahan.........          58   President (since June 1993), Comerica Incorporated; President              1992
                                          (since June 1993), President and Chief Operating Officer (June
                                          1992-June 1993), Comerica Bank; President (until June 1992),
                                          Manufacturers National Corporation; President and Chief Operating
                                          Officer (until June 1992), Manufacturers Bank, N.A.
David B. Stephens..........          51   Executive Vice President (since Jan 1994), Comerica Incorporated           1994
                                          and Comerica Bank; Senior Vice President (until Jan 1994),
                                          Comerica Bank.
Fenton R. Talbott..........          55   Executive Vice President (since Jan 1996), Comerica Incorporated           1996
                                          and Comerica Bank; Senior Vice President (Jan 1994-Jan 1996),
                                          American Express Co. (financial products and strategy); Chief
                                          Executive Officer (until Jan 1994), Acuma, Ltd. (a London
                                          subsidiary of American Express Co.).
James R. Tietjen...........          37   Senior Vice President and General Auditor (since Jan 1995), First          1995
                                          Vice President and Interim General Auditor (June 1994-Dec 1994),
                                          First Vice President and Interstate Audit Manager (Jan 1994-May
                                          1994), Vice President and Regional Audit Manager (June 1992-Dec
                                          1993), Assistant Vice President and Audit Manager (until May
                                          1992), Comerica Incorporated.

--------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation. Comerica Bank is a wholly-owned subsidiary of the Corporation. Comerica Bank-California, Comerica Bank-Texas and Comerica Mortgage Corporation are affiliates of the Corporation. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the executive officers of the Corporation who received the highest compensation during the fiscal year ended December 31, 1996 and includes their compensation for the fiscal years ended December 31, 1995 and December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                                                                     LONG-TERM COMPENSATION
                                                                             --------------------------------------
                                                                                      AWARDS              PAYOUTS
                                                                                           SECURITIES
                                                                 OTHER        RESTRICTED   UNDERLYING      LTIP         ALL OTHER
                                                                ANNUAL       STOCK AWARDS    OPTIONS      PAYOUTS     COMPENSATION
NAME AND PRINCIPAL                    SALARY      BONUS      COMPENSATION       (2)(3)         (5)          (6)            (7)
POSITION                FISCAL YEAR      $          $              $             ($)           (#)           $              $
----------------------  -----------  ---------  ----------  ---------------  ------------  -----------  -----------  ---------------
Eugene A. Miller              1996     675,000  1,080,000         14,800              0       100,000      128,346         29,625
Chairman of the Board         1995     625,000    560,000         12,937              0        50,000            0         27,665
and Chief Executive           1994     600,000    640,000         15,892              0        38,900            0         28,805
Officer, Comerica
Incorporated and
Comerica Bank

Michael T. Monahan            1996     510,000    714,000         13,092              0        35,000       87,759         14,658
President, Comerica           1995     485,000    375,000         12,226              0        33,950            0         13,058
Incorporated and              1994     485,000    470,000         13,784              0        26,950            0         14,155
Comerica Bank

John D. Lewis                 1996     385,000    539,000          9,865              0        25,000       67,494         13,304
Vice Chairman,                1995     370,000    300,000         10,285              0        25,900            0         12,118
Comerica Incorporated         1994     370,000    360,000         11,094              0        20,550            0         13,066
and Comerica Bank

Ralph W. Babb Jr.             1996     315,000    378,000         43,960              0        12,000       32,537         10,804
Executive Vice                1995     173,085    300,000         10,244        315,000        15,000            0              0
President and Chief
Financial Officer,
Comerica Incorporated
and Comerica Bank

Fenton R. Talbott             1996     294,231    460,000(1)       53,538       377,500(4)     12,000       20,265          3,545
Executive Vice
President, Comerica
Incorporated and
Comerica Bank

LTIP = long-term incentive plan

(1) The amount for Fenton R. Talbott for 1996 includes a $100,000 signing bonus received upon his acceptance of employment with the Corporation.

(2) Restricted stock holdings for the named executive officers as of December 31, 1996 were: Michael T. Monahan, 15,000 shares with a market value of $785,625; John D. Lewis, 10,000 shares with a market value of $523,750; Ralph W. Babb Jr., 10,000 shares with a market value of $523,750; and Fenton
    R. Talbott, 10,000 shares with a market value of $523,750. The market value is calculated as of December 31, 1996 using the closing price of the Corporation's common stock on that date of $52.375 per share. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(3) Dividends are paid on restricted stock at the same rate and on the same terms that dividends are paid on common stock.

(4) On January 8, 1996, Fenton R. Talbott received 10,000 shares of restricted stock. The closing price of the Corporation's common stock on that date was $37.75 per share.

(5) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(6) Amounts in this column represent incentive awards based on the Corporation's average return on equity performance for a three year period from 1994 through 1996. Fifty percent of the award to each of the named executive officers was paid in cash and fifty percent of the award was paid in shares of stock. On March 20, 1997, each of the named executive officers received shares of restricted stock: Eugene A. Miller, 1,063 shares; Michael T. Monahan, 727 shares; John D. Lewis, 559 shares; Ralph W. Babb Jr., 269 shares; and Fenton R. Talbott, 168 shares. The closing price of the Corporation's stock on that date was $60.375 per share.

(7) Amounts for 1996 for each of the named executive officers include an $800 matching contribution and a $2,745 performance match under the Corporation's 401(k) plan. Amounts for 1996 also include life insurance premiums paid by the Corporation for the benefit of the named executive officers: Eugene A. Miller, $26,080; Michael T. Monahan, $11,113; John D. Lewis, $9,759; and Ralph W. Babb Jr., $7,259.

The following table provides information on stock option grants in 1996 to the named executive officers.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                           INDIVIDUAL GRANTS
                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                              ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                                APPRECIATION FOR OPTION TERM(3)
                      NUMBER OF
                     SECURITIES   PERCENT OF TOTAL
                     UNDERLYING    OPTIONS GRANTED   EXERCISE OR
                       OPTIONS     TO EMPLOYEES IN   BASE PRICE   EXPIRATION
       NAME          GRANTED (2)     FISCAL YEAR       ($/SH)        DATE        0% ($)       5% ($)     10% ($)
-------------------  -----------  -----------------  -----------  ----------  -------------  ---------  ---------
Eugene A. Miller        100,000            8.2%          38.125   04/14/2006            0    2,397,661  6,076,143
Michael T. Monahan       35,000            2.9%          38.125   04/14/2006            0      839,181  2,126,650
John D. Lewis            25,000            2.1%          38.125   04/14/2006            0      599,415  1,519,036
Ralph W. Babb Jr.        12,000            1.0%          38.125   04/14/2006            0      287,719    729,137
Fenton R. Talbott        12,000            1.0%          37.750   02/08/2006            0      284,889    721,965

(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1996. These options have a ten year term and became exercisable annually in 25% increments beginning on January 17, 1997, with the exception of options granted to Fenton R. Talbott which became exercisable annually in 25% increments beginning January 8, 1997. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential realizable value of the options at the end of their term and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)


                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                                                               YEAR-END              FISCAL YEAR-END(2)
                      SHARES ACQUIRED      VALUE          (#)           (#)           ($)          ($)
       NAME           ON EXERCISE (#)   REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------  -----------------  ------------  -----------  -------------  -----------  ------------
Eugene A. Miller            54,352       2,034,389(3)    213,860       163,900     6,801,606     2,976,071
Michael T. Monahan               0               0        57,962        78,938     1,324,867     1,564,369
John D. Lewis               12,456         355,108        75,250        57,950     2,240,689     1,157,777
Ralph W. Babb Jr.                0               0         3,750        23,250        78,281       405,843
Fenton R. Talbott                0               0             0        12,000             0       175,500

(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) Value is calculated as of December 31, 1996 using the closing price of the Corporation's common stock on that date of $52.375.

(3) Eugene A. Miller exercised four option grants with expiring ten year terms. He retained 36,000 shares and surrendered 18,352 shares to the Corporation to cover option exercise transaction costs.

           LONG-TERM INCENTIVE PLAN AWARDS -- IN LAST FISCAL YEAR(1)


                                      ESTIMATED FUTURE PAYOUTS UNDER
                                        NON-STOCK PRICE-BASED PLANS
                     PERFORMANCE     THRESHOLD      TARGET      MAXIMUM
       NAME            PERIOD           ($)           ($)         ($)
-------------------  -----------  ---------------  ---------  -----------
Eugene A. Miller      1996-1998              0       135,000     270,000
Michael T. Monahan    1996-1998              0       102,000     178,500
John D. Lewis         1996-1998              0        77,000     134,750
Ralph W. Babb Jr.     1996-1998              0        31,500      94,500
Fenton R. Talbott     1996-1998              0        30,000      90,000

(1) Awards under the long-term incentive program are earned based upon the Corporation's attainment of specified objectives established by the Compensation Committee in relation to the Corporation's average return on equity during the three year performance period. Actual payments are a function of the individual's base salary in effect on December 1 of the last year of the performance period and are reduced by amounts earned that year under the Annual Management Incentive Program. Fifty percent of the awards are paid in cash and fifty percent are paid in restricted shares of the Corporation's common stock. The estimated payouts in this table were calculated based upon base salaries in effect on December 1, 1996 and amounts actually earned in 1996 under the Annual Management Incentive Program.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

The Corporation maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan and Comerica Plan to the former participants of these plans. Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. The amounts shown in Table I have been computed without applying the limitations that apply to pensions under qualified plans. Those limitations are discussed below.

 TABLE I:  ANNUAL PENSION UNDER PENSION PLAN BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
 COMPENSATION    10 YEARS     15 YEARS     20 YEARS     25 YEARS      30 YEARS       35 YEARS
--------------  -----------  -----------  -----------  -----------  -------------  -------------
 $    100,000   $    14,304  $    21,456  $    28,608  $    35,760  $      42,912  $      47,412

      200,000        30,304       45,456       60,608       75,760         90,912         99,912

      300,000        46,304       69,456       92,608      115,760        138,912        152,412

      400,000        62,304       93,456      124,608      155,760        186,912        204,912

      500,000        78,304      117,456      156,608      195,760        234,912        257,412

      600,000        94,304      141,456      188,608      235,760        282,912        309,912

      700,000       110,304      165,456      220,608      275,760        330,912        362,412

      800,000       126,304      189,456      252,608      315,760        378,912        414,912

      900,000       142,304      213,456      284,608      355,760        426,912        467,412

    1,000,000       158,304      237,456      316,608      395,760        474,912        519,912

    1,500,000       238,304      357,456      476,608      595,760        714,912        782,412

    2,000,000       318,304      477,456      636,608      795,760        954,912      1,044,912

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. The amounts shown in Tables II and III have been computed without applying the limitations that apply to pensions under qualified plans.

                  TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
                       BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
 COMPENSATION    10 YEARS     15 YEARS     20 YEARS     25 YEARS      30 YEARS       35 YEARS
--------------  -----------  -----------  -----------  -----------  -------------  -------------
 $    100,000   $    16,488  $    24,731  $    32,975  $    41,219  $      49,463  $      57,706

      200,000        33,988       50,981       67,975       84,969        101,963        118,956

      300,000        51,488       77,231      102,975      128,719        154,463        180,206

      400,000        68,988      103,481      137,975      172,469        206,963        241,456

      500,000        86,488      129,731      172,975      216,219        259,463        302,706

      600,000       103,988      155,981      207,975      259,969        311,963        363,956

      700,000       121,488      182,231      242,975      303,719        364,463        425,206

      800,000       138,988      208,481      277,975      347,469        416,963        486,456

      900,000       156,488      234,731      312,975      391,219        469,463        547,706

    1,000,000       173,988      260,981      347,975      434,969        521,963        608,956

    1,500,000       261,488      392,231      522,975      653,719        784,463        915,206

    2,000,000       348,988      523,481      697,975      872,469      1,046,963      1,221,456

               TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
                       BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
 COMPENSATION    10 YEARS     15 YEARS     20 YEARS     25 YEARS      30 YEARS       35 YEARS
--------------  -----------  -----------  -----------  -----------  -------------  -------------
 $    100,000   $    14,850  $    22,274  $    29,699  $    37,124  $      44,549  $      49,549

      200,000        31,516       47,274       63,033       78,791         94,549        104,549

      300,000        48,183       72,274       96,366      120,457        144,549        159,549

      400,000        64,850       97,274      129,699      162,124        194,549        214,549

      500,000        81,516      122,274      163,033      203,791        244,549        269,549

      600,000        98,183      147,274      196,366      245,457        294,549        324,549

      700,000       114,850      172,274      229,699      287,124        344,549        379,549

      800,000       131,516      197,274      263,033      328,791        394,549        434,549

      900,000       148,183      222,274      296,366      370,457        444,549        489,549

    1,000,000       164,850      247,274      329,699      412,124        494,549        544,549

    1,500,000       248,183      372,274      496,366      620,457        744,549        819,549

    2,000,000       331,516      497,274      663,033      828,791        994,549      1,094,549

Annual pensions under the Pension Plan are computed using base salary and bonuses for the year earned as reflected in the Summary Compensation Table.

The Pension Plan is a tax qualified plan. Under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the maximum annual pension that may be paid under a qualified plan to any participant, including any named executive officer, is $120,000. The maximum annual compensation of any participant which may be taken into account in computing a pension under a qualified plan is $150,000. The portion of the annual pensions reflected in the foregoing tables which exceed the amount payable under a qualified plan to any participant, including any named executive officer, will be paid under a nonqualified plan maintained by the Corporation.

The estimated years of service credited under the Pension Plan for each of the named executive officers are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 35 years; John D. Lewis, 26 years; Ralph W. Babb Jr., 1.5 years and Fenton R. Talbott, 0 years. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan: Mr. Miller, 35 years; and Mr. Lewis, 23 years. The years of service credited to Mr. Monahan include 32 years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan.

Under the Pension Plan, the normal form of pension payable to a participant who is unmarried at the time he or she retires is a straight life annuity, the annual amounts of which are listed in the tables above. The normal form of pension payable to a participant who is married at the time he or she retires is a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at age 65 and do not reflect the reduction in benefits by any social security benefits which may be payable to the participant.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

RALPH W. BABB JR. is a party to an employment agreement with the Corporation. The agreement has a three year term which expires on June 1, 1998. During the term of his employment agreement, Mr. Babb will be paid a minimum annual base salary of $300,000 and will be eligible for bonuses under the Corporation's annual bonus program. In addition, Mr. Babb is eligible to receive a supplemental pension if he remains with the Corporation until June 1, 2000, or upon a change of control of the Corporation, or if Mr. Babb's employment is terminated by the Corporation without cause or he resigns for good reason during the term of the agreement.

Upon entering into the employment agreement, Mr. Babb received a $100,000 signing bonus and an option to purchase 15,000 shares of the Corporation's common stock. He also received 10,000 restricted shares of the Corporation's common stock. These shares will become nonforfeitable if Mr. Babb remains employed with the Corporation until June 1, 2000. Restrictions relating to these shares will lapse prior to that date if Mr. Babb dies or becomes permanently disabled, or upon a change of control of the Corporation, or if Mr. Babb's employment is terminated by the Corporation without cause or he resigns for good reason.

Mr. Babb also is a party to a severance agreement with the Corporation. The agreement continues through May 31, 1998 and provides that Mr. Babb is entitled to receive severance benefits if his employment is terminated by the Corporation without cause or he resigns for good reason during the term of the agreement after a change of control of the Corporation. If Mr. Babb becomes entitled to receive severance benefits under the agreement, he can receive in addition to other benefits: (1) an amount equal to three times his annual base salary; (2) an amount equal to three times the highest annual bonus he received previously; and (3) continuation of certain benefits for three years. If any payment to Mr. Babb under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Babb will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. Upon the occurrence of an event that could trigger a payment under both the severance agreement and Mr. Babb's employment agreement, Mr. Babb will be entitled to a payment under only one of the agreements.

JOHN D. LEWIS AND FENTON R. TALBOTT are parties to severance agreements with the Corporation. The agreements expire on December 31, 1998. Commencing January 1, 1999, the term of each agreement will be extended automatically every three years unless the Compensation Committee delivers written notice to Mr. Lewis or Mr. Talbott, at least fifteen months prior to the end of the term, that the agreement will not be extended. The agreements provide severance benefits to each party if his employment is terminated without cause by the Corporation or he resigns for good reason during the term of the agreement after a change of control of the Corporation. If either Mr. Lewis or Mr. Talbott becomes entitled to receive severance benefits under the agreement, he can receive: (1) an amount equal to 2.99 times his annual base salary; (2) any unpaid annual bonus earned in the year prior to the date of termination; (3) any unpaid short-term bonus related to a completed performance period of more than one year; (4) a portion of the annual bonus he would have earned during the year his employment was terminated calculated by assuming the Corporation's annual profit plan targets were achieved; (5) the early lapse of restrictions applicable to all restricted shares awarded prior to a change of control; (6) accelerated vesting of all stock options granted prior to a change of control; (7) continuation of medical, dental, accident and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three year period; and (8) payment of any legal fees and expenses incurred by him to enforce his rights under the severance agreement provided the legal fees and expenses do not exceed five percent of the pre-tax amount of his benefits under the agreement. If a cash severance payment or other amounts to be paid to Mr. Lewis or Mr. Talbott under the agreement will not be deductible by the Corporation pursuant to Section 280G of the Internal Revenue Code, the cash severance payment will be reduced to the amount necessary to preserve the deductibility of the aggregate amounts payable to Mr. Lewis or Mr. Talbott under the agreements.

EUGENE A. MILLER is a party to an employment agreement with the Corporation. The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of the Corporation through June 30, 1997. Commencing July 1, 1997, the term of the agreement will be extended automatically every two years until Mr. Miller's 65th birthday unless a majority of the directors of the Corporation vote against an extension. For the duration of the agreement, Mr. Miller will be nominated by the Corporation to serve on its Board of Directors.

During the term of his employment agreement, Mr. Miller will be paid a base salary and will be eligible for annual bonus payments in amounts determined by the Compensation Committee commensurate with his position and performance. He also will be eligible for option grants and restricted stock awards under the Corporation's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. Mr. Miller also will be eligible to participate in all of the Corporation's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which the Corporation maintains during this period. Mr. Miller's overall compensation, including benefits, will be reviewed on an annual basis and will be increased, if necessary, to maintain his compensation and benefits at a level commensurate with that of other similarly situated executives in comparable companies.

If the Corporation terminates Mr. Miller's employment without cause, or if Mr. Miller resigns for good reason or the Corporation causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits: (1) an amount equal to three times his annual base salary, which will be paid in quarterly installments over a three year period;
(2) an amount equal to his average annual bonus during the three year period prior to the termination of his employment, which also will be paid in quarterly installments over a three year period; (3) accelerated vesting of any unexercised stock options; (4) the early lapse of restrictions on previously awarded shares of restricted stock; (5) continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source; (6) continuation of his life insurance coverage for three years; and (7) commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under the Corporation's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would receive under the plans if he continued to receive service credit until his 65th birthday, over (b) the retirement benefits he actually accrued under the plans. If Mr. Miller's employment is terminated less than three years before his 65th birthday, the amount payable in connection with his salary will be pro-rated for the time period remaining until he reaches age 65. If Mr. Miller's employment is terminated for any of the reasons referred to above, the employment agreement also provides that the Corporation will use its best efforts, subject to the fiduciary duties of the Board of Directors, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the board.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

MICHAEL T. MONAHAN participated in the Manufacturers National Corporation Key Employee Retention Plan which was assumed by the Corporation when it merged with Manufacturers National Corporation. Mr. Monahan would have been eligible to receive severance benefits under the plan if he retired prior to July 1, 1995. To encourage him to remain with the Corporation, the Corporation entered into an agreement with Mr. Monahan which provides certain benefits in lieu of the benefits he may have been eligible to receive under the retention plan if he had retired on July 1, 1995. The agreement provides that Mr. Monahan, or his beneficiary, is entitled to receive the following benefits if he retires, dies or becomes disabled, or his employment with the Corporation is involuntarily terminated before February 1, 1999, or if his employment with the Corporation terminates for any reason on February 1, 1999: (1) a cash payment of $3,000,000;
(2) continuation of his life, disability, accident and health insurance benefits for three years after his employment terminates, unless he becomes eligible to receive similar benefits from another employer during the three year period; (3) medical benefits for life; and (4) except in the case of a voluntary retirement before February 1, 1999, the accelerated vesting of all non-vested stock options held on the date of termination and the early lapse of any remaining restrictions on previously awarded shares of restricted stock.

                            ------------------------

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND PERFORMANCE GRAPH WILL NOT BE INCORPORATED BY REFERENCE INTO ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviews all aspects of the Corporation's compensation programs for executive officers, including the named executive officers in the Summary Compensation Table. The committee is responsible for recommending to the Board of Directors, for approval, the annual compensation for the Corporation's Chairman and Chief Executive Officer.

The committee also reviews and approves the annual compensation for the Corporation's President, Vice Chairman, Executive Vice Presidents and other executive officers based on the recommendations of management.

The committee also administers all aspects of the Corporation's executive compensation program including executive base salaries, annual and long-term incentives, deferred compensation programs, stock award programs, benefits, executive perquisites and employment, severance and management agreements. All the members of the committee are non-employee directors.

COMPENSATION PHILOSOPHY

The Corporation's compensation program is designed to attract, motivate, reward and retain superior executive talent. It emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman and Chief Executive Officer, the President, the Vice Chairman, Executive Vice Presidents and other executive officers, the committee evaluates: (1) the Corporation's performance in relation to established performance goals which are discussed below; (2) the Corporation's performance in relation to the fifty largest bank holding companies in the United States (the "performance peer group"); and (3) compensation levels at a selected group of fifteen super-regional bank holding companies located primarily in the Midwest (the "compensation peer group").

The fifty largest bank holding companies included in the performance peer group are substantially the same institutions as those included in the Keefe-50 Bank Index used below in the Corporation's performance graph, though there are some differences.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Corporation's Board of Directors relies on the Chairman and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman and Chief Executive Officer's performance include development of the senior managers of the Corporation and effective interaction within the community by the Chairman and Chief Executive Officer and the Corporation.

Subject to the Board's approval of his annual compensation, the committee establishes Mr. Miller's base salary, management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position, in accordance with the Corporation's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements".

BASE SALARIES

In the fourth quarter of 1995, the Corporation, with the assistance of an independent compensation consultant, conducted a review of the competitiveness of the executive compensation program. Based on this review, it was determined that the Corporation's base salaries for the named executive officers were at or above the median base salaries of the compensation peer group with the exception of the Chairman and Chief Executive Officer whose base salary was below the median. This adversely impacted the competitiveness of his performance based annual and long term compensation components in 1995. Therefore, the committee increased Mr. Miller's base salary by eight percent to reflect his contribution to the organization's success and to bring his base salary to a level more commensurate with that of chief executive officers in the compensation peer group.

MANAGEMENT INCENTIVE PROGRAM

The committee members believe that return on equity is a key measure of corporate performance. Therefore, the Corporation maintains a Management Incentive Program for executive officers which provides for incentives that are driven by the Corporation's return on equity in relation to the performance peer group and in relation to return on equity targets which are approved annually by the committee. If approved by shareholders at the annual meeting, the Comerica Incorporated Management

Incentive Plan presented in this Proxy Statement will replace the existing Management Incentive Program which is not set forth in a formal document.

For 1996, the payment of incentive awards was based on the Corporation achieving a minimum return on equity of twelve percent. Maximum incentive awards become payable when the Corporation achieves a return on equity of eighteen percent or greater. These targets were established by the committee prior to the beginning of the year. Upon determination of the Corporation's performance in relation to these targets, the committee established a pool of awards for distribution under the incentive program. The distribution of individual awards to the Chairman and Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within the Corporation. Mr. Miller's award under the program also is subject to the terms of his employment agreement.

The 1996 management incentive awards for the Chairman and Chief Executive Officer and the other named executive officers were based on the 1996 return on equity of 18.33 percent which placed the Corporation in the highest quintile at ranking number eight among the fifty largest bank holding companies included in the performance peer group. The 1996 restructuring charge was not considered when calculating the funding of the various return on equity incentive compensation programs. The impact of the restructuring charge will be spread in future years concurrently with savings realized.

Mr. Miller's 1996 annual award under the Management Incentive Program reflects the Corporation's return on equity performance as well as Mr. Miller's contribution to that performance. Mr. Miller's 1996 annual cash compensation, which includes this award and his base salary, is between the projected 75th and 90th percentile for the compensation peer group.

To reward consistent superior performance over a three year period, the Management Incentive Program provides for an additional award to be paid if the Corporation's average return on equity for the most recent three year period ranks among the top twenty in the performance peer group. Fifty percent of any additional award is paid in the form of a stock grant under the Corporation's Long-Term Incentive Plan and fifty percent is paid in cash. A non-transferability restriction is attached to any stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of the Corporation's senior officers with those of the shareholders.

The Corporation's average return on equity for the three year period from 1994 through 1996 ranked among the top twenty of the fifty largest bank holding companies in the performance peer group. This is the first time since the inception of the program that a long term incentive award was made to reward for this consistent superior performance. Mr. Miller's long term incentive payment was based on his level and contribution to this success.

STOCK-BASED AWARDS

The Corporation's key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under the Corporation's Long-Term Incentive Plan. The plan's objective is to align the interests of the Corporation's key officers and employees with those of its shareholders.

Awards in 1996 consisted principally of stock option grants with exercise prices equal to the fair market value of the Corporation's common stock on the grant date. Because executives receive value from stock option grants only in the event of stock price appreciation, the committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value. Individual grants in 1996 were based on corporate performance and on individual levels of responsibility and contributions to the Corporation.

The Corporation's independent compensation consultant reported that, since 1992, the size of the Corporation's stock option grants for the named executive officers has been very conservative when compared to those for the Corporation's compensation peer group. It has been the goal of the Corporation to provide stock-based awards at least equal to the median awards provided by banks of this peer group. It is also a goal of the Corporation to encourage stock ownership for all levels of employees.

Grants of stock options to the Chairman and Chief Executive Officer and the other named executive officers are allocated from a pool of options which is created each year based on: (1) the Corporation's overall performance and (2) a percentage of each officer's base salary. Each named executive officer's grant from the stock pool is based on the committee's assessment of his or her individual performance.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 1995, the Corporation implemented stock ownership guidelines which encourage senior officers to own a significant number of shares of the Corporation's common stock. The senior officers are encouraged to achieve the targeted stock ownership levels within five years of January 1, 1995 or of becoming a senior officer. The Chairman and Chief Executive Officer, President, Vice Chairman and several other senior officers have met their respective stock ownership targets.

                            STOCK OWNERSHIP TARGETS


                                                               YEARS TO
                 LEVEL                       SHARE TARGET       ATTAIN
  Chairman and Chief Executive Officer       100,000 Shares     5 Years

               President                      75,000 Shares     5 Years

             Vice Chairman                    50,000 Shares     5 Years

        Executive Vice President              15,000 Shares     5 Years

         Senior Vice President                 6,000 Shares     5 Years

          First Vice President                 3,000 Shares     5 Years

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The committee's objective is to structure the Corporation's executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code. Currently all executive officer compensation is tax deductible. Mr. Miller's compensation does not exceed the deduction limits under Section 162(m) because a portion of his compensation is deferred and a portion is paid under an employment contract which was in existence prior to the passage of Section 162(m). The Management Incentive Plan and Long-Term Incentive Plan which are presented in this Proxy Statement for shareholder approval are designed to allow the committee, in its discretion, to grant incentive compensation awards the deductibility of which is not precluded by Section 162(m).

THE COMPENSATION COMMITTEE

Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Martin D. Walker

               PROPOSAL FOR APPROVAL OF MANAGEMENT INCENTIVE PLAN

It is the practice of the Corporation to pay cash bonuses to selected officers under the Management Incentive Program. (See discussion in this Proxy Statement in the Compensation Committee Report under the heading "Management Incentive Program"). Under Section 162(m) of the Internal Revenue Code (the "Code"), annual compensation in excess of one million dollars paid to a Corporation's chief executive officer and the four other highest paid executive officers ("Covered Employees") is not deductible by the Corporation for federal income tax purposes. However, "performance-based compensation" is exempt from the one million dollar deduction limit. For compensation to qualify as "performance-based compensation," certain conditions must be met including shareholder approval of the material terms of the arrangement under which the compensation is paid.

The Corporation intends that payments under its management incentive program qualify as performance-based compensation so that the tax deductibility of the payments is not limited by Code Section 162(m). Therefore, on March 20, 1997, the Compensation Committee adopted a formal written plan document captioned "Comerica Incorporated Management Incentive Plan" (the "Annual Plan"), subject to shareholder approval. Under the Annual Plan, officers are eligible to receive annual and three year bonuses, payable in cash and/or shares of the Corporation's common stock, based on the level of attainment of corporate performance goals over one and three year performance periods taken together with the officer's individual performance.

The full text of the Annual Plan is included as Exhibit A to this Proxy Statement. The specific targets are maintained by the Compensation Committee and are not included with the plan document. The following is a summary of the material features of the Annual Plan.

All senior officers of the Corporation or any of its affiliates are eligible to participate in the Annual Plan. Presently, the Covered Employees and approximately 270 other senior officers are eligible to participate. Directors of the Corporation who are not salaried employees of the Corporation or an affiliate are not eligible to participate.

The Compensation Committee will establish corporate financial performance targets prior to the completion of 25% of any one or three year performance period, or an earlier date as may be required by Section 162(m) of the Code. An incentive fund, from which bonuses may be paid to eligible individuals, will be established based on the level of attainment of the performance targets, the number of eligible individuals, each individual's officer rank and his or her annual base salary. Corporate financial targets may be based on return on equity, earnings per share, return on average assets or other objective performance goals established by the committee. Each eligible individual may receive an annual and three year bonus based on his or her individual performance during the applicable performance period. However, in the case of any Covered Employee, the Compensation Committee may not increase the amount an individual is eligible to receive as calculated on the basis of the level of corporate performance under the pre-established performance targets relating to the performance period. Further, the aggregate amount of bonuses which may become payable in any year under the Annual Plan to a Covered Employee may not exceed (1) 200% of his or her base salary or (2) $2,500,000, whichever amount is less. Bonuses become payable in cash and/or shares of the Corporation's common stock shortly after the end of each performance period.

The Annual Plan will be administered by the Compensation Committee or other committee of directors as may be designated by the Corporation's Board of Directors in the future. Any committee designated to administer the Annual Plan must have at least two members and each member must meet the standards of independence necessary to qualify as an "outside director" under Section 162(m) of the Code. Consequently, none of the eligible officers or employees of the Corporation, or any of its affiliates, are permitted to serve on the committee which administers the Annual Plan.

On March 20, 1997, the Compensation Committee established performance targets under the Annual Plan for the 1997 annual performance period and for the 1997 through 1999 three year performance period. Performance targets relating to three year performance periods ending in 1996 through 1998 were established by the Compensation Committee prior to the deadlines imposed by Code Section 162(m).

The performance goals under the Annual Plan may be any one or a combination of the following: net income, cash flow, any profit-related return or any other performance measure permitted under Section 162(m) of the Code. For any performance period, performance objectives may be measured on an absolute basis or relative to a group of peer banks selected by the Compensation Committee, to internal goals or to levels attained in prior performance periods. During any performance period, the committee may adjust the performance goals as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles or other factors the committee deems relevant. However, the committee may not adjust the performance goals for an award held by a Covered Employee with respect to the year in which the award is settled so as to increase the amount of compensation payable to the Covered Employee.

Once the Compensation Committee has determined the amount of annual and three year incentives payable to any Covered Employee, it must certify the amounts in writing and authorize the Corporation to make payments to the recipients in accordance with the provisions of the Annual Plan.

The Compensation Committee may amend, modify or terminate the Annual Plan in any manner at any time without the consent of any eligible individual. The plan will remain in effect until terminated by the Corporation. Once the Annual Plan is approved by shareholders, termination of the plan will not affect any individual's right to receive any incentive already earned.

No basis exists to determine the actual amount of annual and three year bonuses that would have been payable on a discretionary basis to any eligible individual if the Annual Plan had been in existence from 1994 to 1996, but the maximum amounts that would have been payable for the 1996 performance period and the 1994-1996 performance period are set forth below.

                           MANAGEMENT INCENTIVE PLAN
                                 MAXIMUM AWARDS

                                                                                 DOLLAR VALUE      DOLLAR VALUE
                                                                                   OF 1996         OF 1994-1996
NAME AND POSITION                                                               MAXIMUM AWARD     MAXIMUM AWARD
-----------------------------------------------------------------------------  ----------------  ----------------

Eugene A. Miller ............................................................        1,080,000           270,000
  Chairman of the Board and Chief Executive Officer

Michael T. Monahan ..........................................................          714,000           178,500
  President

John D. Lewis ...............................................................          539,000            94,500
  Vice Chairman

Ralph W. Babb Jr. ...........................................................          378,000           134,750
  Executive Vice President and Chief Financial Officer

Fenton R. Talbott ...........................................................          360,000            90,000
  Executive Vice President

All Executive Officers as a Group ...........................................       19,456,000         5,478,900

All Non-Executive Officers as a Group .......................................         0                 0

Since the Annual Plan permits the Compensation Committee to change the targets under the performance goals from year to year, pursuant to regulations promulgated under Code Section 162(m), the material terms of the performance goals must be reapproved by the shareholders five years after initial shareholder approval. Otherwise, the Compensation Committee may amend the plan in any manner without shareholder approval.

If a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the Annual Plan. In tabulating the vote, abstentions will have the same effect as a vote against the plan, however, broker non-votes will be disregarded and will not affect the outcome. The Annual Plan will be terminated and no compensation will be paid under the plan if it is not approved by the shareholders. However, the Corporation's Board of Directors may decide to continue to pay annual and intermediate term bonuses in accordance with its historical practices. In that event, however, payments made to certain of the Corporation's executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

              PROPOSAL FOR APPROVAL OF A LONG-TERM INCENTIVE PLAN

On March 20, 1997, the Compensation Committee of the Board of Directors adopted the Comerica Incorporated 1997 Long-Term Incentive Plan (the "Incentive Plan"), subject to shareholder approval. The Incentive Plan is an omnibus long-term incentive plan which will replace the Comerica Incorporated 1991 Long-Term Incentive Plan. The Incentive Plan is designed to provide selected key employees of the Corporation and its affiliates with an incentive to achieve long-term corporate objectives, to attract and retain individuals of outstanding competence and to provide them with an equity interest in the Corporation. The Incentive Plan is structured so that payments under the plan will qualify as performance-based compensation so that the tax deductibility of the payments is not limited by Code Section 162(m).

The full text of the Incentive Plan is included as Exhibit B to this Proxy Statement. The following is a summary of the material features of the Incentive Plan.

All senior officers of the Corporation and its affiliates and any other employees determined by the Compensation Committee to have made or demonstrated the potential to make significant contributions to the successful performance of the Corporation may be selected by the Compensation Committee to become participants in the Incentive Plan. Presently, the Corporation estimates that approximately 3,174 employees may receive awards each year under the plan.

Each year, 1.6% of the Corporation's shares (including treasury shares) of $5.00 par value common stock outstanding as of the preceding December 31st will be available for issuance in connection with awards under the Incentive Plan. As of December 31, 1996, 107,300,159 shares were outstanding. Not more than 2,000,000 shares may be issued under options which qualify as "incentive stock options" as defined in Section 422 of the Code. Not more than 49% of the shares available for awards each calendar year may be used for awards other than options.

Shares only may be used for awards made during the calendar year in which the shares first became available for issuance under the Incentive Plan and may not be used for awards made in future years. However, if any stock option granted under the Incentive Plan expires, is not exercised or is forfeited, the shares of common stock covered by the award will again be available for awards under the plan. Unless the Compensation Committee specifies to the contrary, awards under the Incentive Plan will be non-transferable except by will or pursuant to laws of intestacy. A participant may not receive an award in any calendar year which exceeds the lesser of (1) 10% of the total number of shares of common stock available for awards during that calendar year or (2) 200,000 shares of common stock. In addition, a participant may not receive a cash award in any calendar year which exceeds $2,500,000. The Compensation Committee may specify performance targets in connection with awards. Performance targets may relate to criteria such as stock price, earnings per share or return on equity. Awards may be made under the Incentive Plan in any of the forms described below with or without receipt by the Corporation of monetary consideration as determined by the Compensation Committee and subject to applicable state law.

Stock options may be granted either as non-qualified options or "incentive stock options" (as defined at Section 422 of the Code). Incentive stock options expire no more than 10 years after the date they are granted. The exercise price per share of common stock covered by any stock option will be equal to 100% of the fair market value of a share on the date of grant. The exercise price may be paid in cash, through tender of shares already owned by the optionholder or by pledging the proceeds from the sale of shares in connection with exercise of the option, or by any combination of these methods.

Stock appreciation rights ("SARs") may be granted in conjunction with all or any part of a stock option granted under the Incentive Plan, or independent of any option. SARs will be subject to terms and conditions determined by the Compensation Committee. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant or stock option price, as the case may be, times the number of shares with respect to which the SAR is exercised. If any SAR has been granted in conjunction with a stock option, upon exercise of the option, the number of shares covered by the SAR will be reduced by the number of shares subject to the option exercise. Alternatively, upon exercise of the SAR, the number of shares covered by any related option will be reduced by the number of shares with respect to which the SAR is exercised. The Compensation Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof.

Shares may be awarded as restricted stock subject to forfeiture until certain conditions have been fulfilled and/or a period of time has elapsed. Shares of restricted stock are non-transferable until all restrictions have been satisfied. At the discretion of the Compensation Committee, the recipient of a restricted stock award may or may not be entitled to voting and dividend rights during the restriction period.

Performance awards are the right to receive payment in shares of common stock based on attainment of performance goals during a performance period as determined by the Compensation Committee.

The Compensation Committee may make other awards that involve payments or grants of shares of common stock or that are measured by share equivalent units, including awards valued by using measures other than the market value of shares of common stock.

Vesting and/or the amount of any award under the Incentive Plan may be based on the attainment of performance goals established by the Compensation Committee. The performance goals under the Incentive Plan may be any one or a combination of the following: net income, cash flow, any profit-related return or any other performance measure permitted under Section162(m) of the Code. For any performance period, performance objectives may be measured on an absolute basis or relative to a group of peer banks selected by the Compensation Committee, to internal goals or to levels attained in prior performance periods. During any performance period, the committee may adjust the performance goals as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles or other factors the committee deems relevant. However, the committee may not adjust the performance goals for an award held by a Covered Employee with respect to the year in which the award is settled so as to increase the amount of compensation payable to the Covered Employee.

If there is a change in the capital structure of the Corporation as a result of any stock dividend, stock split, recapitalization, merger, consolidation, spin-off or other similar event, or any distribution to shareholders other than regular cash dividends, the Compensation Committee may make an equitable adjustment in the number of shares of common stock reserved for issuance under the Incentive Plan and with respect to any outstanding awards. The Compensation Committee may amend or terminate the Incentive Plan at any time, without shareholder approval, except as otherwise required by law. In the discretion of the Compensation Committee, any award under the Incentive Plan may become exercisable, vested or earned on an accelerated basis upon the occurrence of a change in control of the Corporation.

On April 3, 1997, the latest practicable date the information was available prior to the printing and mailing of this proxy statement, the closing price of a share of the Corporation's common stock on the New York Stock Exchange was $55.75.

Since awards under the Incentive Plan are entirely within the discretion of the Compensation Committee, benefits or amounts that will be received under the plan by eligible participants in the future are not determinable nor may it be determined what benefits or amounts would have been received during 1996 had the Plan been in effect during that time.

A summary of the federal income tax consequences to individuals who receive awards under the Incentive Plan, and to the Corporation as a consequence of granting the awards is set forth below. The discussion is based upon interpretations of the relevant tax laws in effect as of March, 1997. The summary is not intended to constitute tax advice to any recipient of an award under the Incentive Plan or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the Incentive Plan from his or her personal tax advisor.

An individual will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (an "ISO"). If the individual holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Code, he or she will recognize a long-term capital gain or loss upon the subsequent sale or exchange of the shares. (The requisite holding period requires that an individual make no disposition of the shares transferred pursuant to the ISO within two years from the date of grant or within one year after the transfer of the shares to the individual.) In that case, the Corporation will not be entitled to a tax deduction. If an individual does not hold the shares acquired on the exercise of an ISO for that holding period, he or she may be in receipt of ordinary income based upon a formula set forth in the Code. To the extent the amount realized on the sale or exchange exceeds the market value of the shares on the date of the exercise of the ISO, the individual will recognize a capital gain. The Corporation will be entitled to a tax deduction in the amount of the ordinary income reportable by the individual. On the date of exercise of an ISO, the excess of the fair market value of the shares acquired over the exercise price may, in certain circumstances, be an "adjustment" for purposes of the alternative minimum tax.

Upon the grant of a nonqualified stock option, an individual will not be in receipt of taxable income. Upon exercise of the stock option, an individual will be in receipt of ordinary income in an amount equal to the excess of the market value of the acquired shares over their exercise price. The Corporation will be entitled to a tax deduction in the year of the exercise in an amount equal to the amount of ordinary income.

Upon the grant of SARs, an individual will not be in receipt of taxable income. Upon the exercise of SARs, an individual will be in receipt of ordinary income in an amount equal to any cash payment and the market value of any shares distributed. The Corporation will be entitled to a tax deduction equal to the income reportable by the individual.

The income tax consequences of other awards will depend upon the terms of the awards. In general, the Corporation will be entitled to a deduction with respect to the awards only to the extent the recipient recognizes ordinary income in connection with his or her receipt of an award. The Corporation will be entitled to a tax deduction with respect to awards to those individuals subject to Code
Section 162(m) limitations if the awards are subject to the achievement of performance-based objectives specified by the Compensation Committee. In general, awards result in ordinary income to the recipient in some amount.

If a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the Incentive Plan. In tabulating the vote, abstentions will have the same effect as a vote against the plan, however, broker non-votes will be disregarded and will not affect the outcome. The Incentive Plan will be terminated and no compensation will be paid under the plan if it is not approved by the shareholders. However, the Corporation's Board of Directors may decide to continue to make long-term incentive awards in accordance with its historical practices. In that event, however, the compensation attributable to grants and awards to certain of the Corporation's executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               PERFORMANCE GRAPH

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/91 AND REINVESTMENT OF DIVIDENDS)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMERICA      KEEFE     S & P 500
1991           $100.00    $100.00      $100.00
1992            123.00     127.00       108.00
1993            106.00     134.00       118.00
1994            102.00     128.00       120.00
1995            174.00     204.00       165.00
1996            235.00     289.00       203.00

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the Board of Directors selected Ernst & Young LLP as independent accountant to audit the Corporation's financial statements for 1997. Ernst & Young also audited the Corporation's financial statements for 1996. Representatives of Ernst & Young will have an opportunity to make a statement at the annual meeting and will be available at the meeting to answer any questions asked by shareholders.

                             SHAREHOLDER PROPOSALS

Any proposal by a shareholder of the Corporation must be received by December 12, 1997 to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders. Proposals must comply with applicable laws and regulations and must be mailed by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, Detroit, Michigan 48226.

                         ANNUAL REPORT TO SHAREHOLDERS

The 1996 Annual Report to Shareholders, containing financial statements and other information about the operations of the Corporation for the year ended December 31, 1996, was mailed previously to shareholders and is not to be regarded as proxy soliciting material.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented at the annual meeting. If any other matter is properly submitted for a vote at the meeting, the shares represented by Proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares. Under the Corporation's bylaws, shareholders of the Corporation are required to provide advance notice to the Corporation if they wish to nominate persons for election as directors or propose items of business at an annual meeting of the Corporation's shareholders. In the case of an annual meeting of shareholders, this notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; however, if the annual meeting of shareholders is called for a date that is not within 30 days before or after this anniversary date, the notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of a special meeting of shareholders called for the purpose of electing directors, the written notice by the shareholder must be delivered not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. A copy of the Corporation's bylaws specifying the advance notice requirements will be furnished to any shareholder upon written request to the Secretary of the Corporation.

                                          By Order of the Board of Directors,

                                                      [SIGNATURE]

                                          George W. Madison
                                          Executive Vice President, General
                                          Counsel and
                                          Corporate Secretary

April 11, 1997

                                                                       EXHIBIT A

                             COMERICA INCORPORATED
                           MANAGEMENT INCENTIVE PLAN

SECTION 1.  PURPOSE.

The purpose of the Comerica Incorporated Management Incentive Plan is to promote and advance the interests of Comerica Incorporated (the "Corporation") and its shareholders by enabling the Corporation to attract, retain and reward key employees of the Corporation and its Affiliates, and to qualify incentive compensation paid to Participants who are Covered Employees as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2.  DEFINITIONS.

The terms below shall have the following meanings:

A. "AFFILIATE" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "ANNUAL BASE SALARY" means the participant's rate of annual salary as of the last December 1st occurring during the Performance Period.

C.  "BOARD" means the Board of Directors of the Corporation.

D.  "CODE" means the Internal Revenue Code of 1986, as amended.

E. "COMMITTEE" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

F. "CORPORATION" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

G. "COVERED EMPLOYEE" means a "covered employee" within the meaning of Section 162(m) of the Code.

H. "INCENTIVE PAYMENT" means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as established by the Committee pursuant to the provisions of the Plan.

I. "PARTICIPANT" means any employee of the Corporation or an Affiliate who is designated by the Committee as eligible to receive an Incentive Payment under the Plan.

J. "PERFORMANCE GOALS" mean (i) earnings per share, (ii) return on average equity, (iii) return on average assets, or (iv) any other objective performance goals as may be established by the Committee for a Performance Period. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Goals may cover such period as may be specified by the Committee.

K. "PERFORMANCE PERIOD" means, with respect to any Incentive Payment for a one-year performance period, the calendar year, and, with respect to any Incentive Payment for a three-year performance period, the three-year period specified by the Committee.

L. "PERFORMANCE TARGETS" mean the specific measures which must be satisfied in connection with any Performance Goal prior to funding of any incentive pool.

M. "PLAN" means the Comerica Incorporated Management Incentive Plan.

SECTION 3.  ADMINISTRATION.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have exclusive authority to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Payments, the terms of any such payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Payments relate, and the actual dollar amount of any Incentive Payment. The determinations of the Committee pursuant to this authority shall be conclusive and binding.

The Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation to act on its behalf, except with respect to matters relating to such Chief Executive Officer or which are required to be certified by the Committee under the Plan, or which are required to be handled exclusively by the Committee under Code Section 162(m) or the regulations promulgated thereunder.

SECTION 4.  ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS.

A. ESTABLISHMENT OF PERFORMANCE GOALS. Prior to the completion of 25% of the Performance Period or such earlier date as is required under Section 162(m) of the Code, the Committee shall, in its sole discretion, for each such Performance Period, determine and establish in writing the following:

    1.  The Performance Goals applicable to the Performance Period; and

    2. The Performance Targets pursuant to which the total amount which may be available for payment to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals may be calculated.

B. CERTIFICATION AND PAYMENT. After the end of each Performance Period, the Committee shall:

    1. Certify in writing, prior to the unconditional payment of any Incentive Payment, the level of attainment of the Performance Goals for the Performance Period;

    2. Determine the total amount available for Incentive Payments based on the relative level of attainment of such Performance Goals;

    3. In its sole discretion, reduce the size of, or eliminate, the total amount available for Incentive Payments for the Performance Period; and

    4. In its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant's Incentive Payment, and authorize payment of such amount. In the case of a Participant who is a Covered Employee, the Committee shall not be authorized to increase the amount of the Incentive Payment for any Performance Period determined with respect to any such individual by reference to the applicable Performance Targets except to the extent permitted under Section 162(m) of the Code and regulations thereunder.

C. CONDITIONAL PAYMENTS. The Committee may authorize a conditional payment of a Participant's Incentive Payment prior to the end of a Performance Period based upon the Committee's good faith determination of the projected size of
    (i) the total amount which will become available for payment as Incentive Payments for the Performance Period, and (ii) the amount determined with respect to any such Participant by reference to the Performance Targets.

D.  OTHER APPLICABLE RULES.

    1. Unless otherwise determined by the Committee with respect to any Covered Employee or by the Corporation's Chief Executive Officer with respect to any other Participant (unless otherwise required by applicable law), no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Corporation or an Affiliate as of the date of payment.

    2. Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as from time-to-time in effect.

    3. The maximum amount which may become payable to any Covered Employee in any calendar year as an Incentive Payment with respect to all Performance Periods completed during such calendar year shall be the lesser of (i) 200% of such Participant's Annual Base Salary, or (ii) $2,500,000.

    4. Incentive Payments calculated by reference to one-year Performance Periods shall be payable in cash or shares of the Corporation's common stock, $5.00 par value per share ("Shares"), and Incentive Payments calculated by reference to three-year Performance Periods shall be payable one-half in cash and one-half in Shares. Any such Shares shall be awarded pursuant to the Corporation's long-term incentive plan and may be subject to restrictions as may be determined by the Committee. In each case, Incentive Payments shall be made as soon as practical after the completion of the Performance Period.

    5. A Participant shall have the right to defer payment of all or any portion of any Incentive Payment as permitted under the provisions of any deferred compensation plan maintained by the Corporation.

    6. Until paid to a Participant, awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to laws of intestacy.

SECTION 5.  AMENDMENT OR TERMINATION.

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant. Any such action may be taken without the approval of the Corporation's shareholders unless shareholder approval is required by applicable law. Termination of the Plan shall not affect any Incentive Payments earned prior to, but payable on or after, the date of termination, and any such payments shall continue to be subject to the terms of the Plan notwithstanding its termination.

SECTION 6.  CHANGE OF CONTROL.

Notwithstanding any other provision hereof, in the event of a "Change of Control of the Company" as defined in the Comerica Incorporated Executive Officer Continuity Agreements, the following provisions shall be applicable:

A. The Performance Periods then in effect will be deemed to have concluded on the date of the Change of Control of the Company and the total amount deemed to be available to fund the related incentive pools will be that proportion of the amount (based upon the number of months in such Performance Period elapsed through the date of Change of Control of the Company) which would be available for funding assuming the Corporation had attained Performance Goals at a level generating maximum funding for the Performance Periods; and

B. The Committee, in its sole discretion, will approve the share of the available amount payable to each Participant as that Participant's Incentive Payment (provided that in all events the entire available amount as calculated pursuant to Section 6(A) shall be paid to Participants as Incentive Payments), and payments shall be made to each Participant as soon thereafter as is practicable. Notwithstanding the foregoing, no Incentive Payments will be made to any Participant pursuant to a three-year Performance Period which shall be deemed to have concluded on the date of the occurrence of a Change of Control of the Company unless the Participant has completed more than two years of service under that Performance Period.

SECTION 7.  EFFECTIVE DATE OF THE PLAN.

Subject to shareholder approval, the Plan shall generally be effective as of January 1, 1997 provided, however, that with respect to three year Performance Periods which began on or after January 1, 1995, the Plan shall be effective as of January 1, 1995. The Plan shall remain in effect until terminated by the Committee pursuant to Section 5.

SECTION 8.  GENERAL PROVISIONS.

A. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Affiliate, except as expressly provided in the Plan.

B. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation or any Affiliate.

C. Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

D. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware except to the extent such laws may be superseded by federal law.

E. This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws including, without limitation, Code
    Section 162(m), so as to carry out the intent of this Plan.

                                                                       EXHIBIT B

                             COMERICA INCORPORATED
                         1997 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.

The purpose of Comerica's Long-Term Incentive Plan is to align the interests of employees of the Corporation selected to receive awards with those of shareholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, eligible individuals may receive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and Other Stock-Based Awards. Ownership of the Corporation's stock assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation's superior long-term performance. This enhances the value of the Corporation for the benefit of its shareholders.

SECTION 2.  DEFINITIONS.

A. "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "Agreement" means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

C. "Award" means an Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Agreement.

D. "Award Recipient" means an Eligible Individual who has received an Award under the Plan.

E. "Beneficiary" means any person(s) designated by an Award Recipient on a beneficiary designation form, or any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient's will or trust agreement or having qualified as a taker of the Award Recipient's property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual's Options or SARs following the Award Recipient's death, the term "Beneficiary" shall include any person in whose favor such Options or SARs are exercised by the person authorized to exercise the Options or SARs.

F.  "Board" means the Board of Directors of Comerica Incorporated.

G. "Code" means the Internal Revenue Code of 1986, as amended.

H. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

I. "Corporation" means Comerica Incorporated, a Delaware corporation, and its Affiliates.

J. "Disabled" or "Disability" means "Totally Disabled" within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated (the provisions of which are incorporated herein by reference), or as the Committee shall determine based on information provided to it. However, with respect to the rules relating to Incentive Stock Options, the term "Disabled" shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs.

K. "Eligible Individual" means any employee of the Corporation or any Affiliate who the Committee determines to be an Eligible Individual. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

L.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

M. "Fair Market Value" means the closing price of a Share on the New York Stock Exchange as reported on the Composite Tape; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

N. "Incentive Stock Option" or "ISO" means an Option granted pursuant to the Plan that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an ISO.

O. "Nonqualified Stock Option" or "NQSO" means an Option granted pursuant to the Plan that is not intended to be an Incentive Stock Option.

P.  "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

Q. "Other Stock-Based Award" means any right granted under Section 6(E) of the Plan.

R. "Performance Award" means any Award made pursuant to Section 6(D) of the Plan.

S. "Performance Measures" means, with respect to each Award, the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period or Restriction Period, as the case may be, as a condition of the holder's receipt of payment with respect to, or retention of, such Award. Such criteria and objectives may include, but shall not be limited to, return on investments, cumulative earnings per share, or return on shareholders' equity. The Performance Measures pertinent to any Award shall be established at the time of the making of such Award and shall be set forth in the Agreement covering such Award, but may be revised by the Committee thereafter if and whenever its members determine that, in light of events occurring or circumstances arising after the date such Award is made, such revision is necessary or appropriate to afford the recipient benefits substantially similar to those originally intended with respect to such Award.

T. "Performance Period" means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established on or before the time of the making of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

U.  "Plan" means the Comerica Incorporated 1997 Long-Term Incentive Plan.

V. "Restriction Period" means the period designated by the Committee during which Shares of Restricted Stock remain forfeitable.

W. "Restricted Stock Award" means an award of Shares pursuant to Section 6(C) of the Plan subject to such restrictions as may be imposed by the Committee. Shares of restricted stock shall constitute issued and outstanding Shares for all corporate purposes.

X. "Retirement" means retirement in accordance with the policies of the Corporation or Affiliate which employs the Award Recipient.

Y. "Shares" means shares of Common Stock, $5.00 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

Z. "Stock Appreciation Right" or "SAR" means a right granted under Section 6(B) of the Plan.

AA. "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

SECTION 3.  STOCK SUBJECT TO THE PLAN.

Shares which may be issued pursuant to Awards under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Corporation's Treasury, Shares purchased in the open market or in private transactions or any combination of the foregoing. Subject to adjustment as provided in Section 8, as of the first day of each calendar year during which the Plan remains in effect, there shall be reserved for issuance for the purpose of Awards under the Plan that number of Shares which equals 1.6 percent of the Shares that were outstanding (including, for this purpose, any treasury shares) as of the close of business on the preceding December 31st. Not more than 49% of the Shares available for Awards each calendar year may be utilized for Awards other than Options. Shares reserved for issuance in any calendar year may only be utilized in connection with Awards made during the year in which they first become available, and may not be carried forward and utilized for the purpose of making Awards in future years. However, Shares covered by Awards which are canceled or forfeited may be reutilized to make Awards. Not more than 2,000,000 Shares (subject to adjustment as provided in Section 8) shall be available for issuance pursuant to the exercise of Incentive Stock Options. The maximum number of Shares which may become subject to Awards to any Eligible Individual during any calendar year shall be the lesser of (i) 10% of the Shares available for Awards during such calendar year, or (ii) 200,000 Shares.

SECTION 4.  ADMINISTRATION.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select Eligible Individuals, to make Awards, to determine the type, size, terms and timing of Awards (which need not be uniform), to accelerate the vesting of awards for any reason, including the occurrence of a change in control of the Corporation or the termination of an Award Recipient's employment, to permit or prohibit the transfer of Awards, and to prescribe the form of the Agreements governing Awards. The Committee may cancel all or any portion of any Award as a consequence of which the Award Recipient shall forfeit the renumeration attributable to such cancelled Award or portion thereof if, in its sole discretion, the Committee determines that the Award Recipient has engaged in conduct detrimental to the Corporation.

The Committee may interpret the Plan and the Agreements entered into pursuant to the Plan, establish, amend and rescind rules and regulations relating to the Plan, make any other determinations it believes necessary or advisable in connection with the administration of the Plan, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent the Committee deems appropriate.

Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. All Committee determinations shall be final, conclusive and binding on the Corporation, any Award Recipient, Beneficiary or other interested party.

The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action or omission in connection with the Plan, except for his or her own willful misconduct.

SECTION 5.  ELIGIBILITY.

Awards may only be made to Eligible Individuals. No member of the Committee shall be eligible to receive an Award under the Plan.

SECTION 6.  AWARDS.

A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

    1. Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, and such purchase price may not be decreased during the term of the Option other than pursuant to Section 8.

    2.  Option Term.  The term of each Option shall be fixed by the Committee.

    3. Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. Any form of "cashless" exercise of an Option which is legally permissible may be utilized under the Plan in connection with the exercise of an Option.

    4.  Employment Status.

       a. In General. Except as otherwise provided herein, any Option must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate.

       b. Retirement. Upon the Retirement of the Award Recipient, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of three years subsequent to the date of the Award Recipient's Retirement (or, in the case of any ISO held by an optionee who is not Disabled, for a period of three months subsequent to such retirement date).

       c. Disability. Upon the cessation of the Award Recipient's employment due to Disability, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of three years subsequent to the date of cessation of the Award Recipient's employment (or, in the case of any ISO held by an optionee who is Disabled, for a period of one year subsequent to such cessation date).

       d. Termination of Employment. Upon the cessation of the Award Recipient's employment for any reason other than Retirement, Disability or death, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of ninety days after the date of termination of the Award Recipient's employment.

       e. Death. Upon the Award Recipient's death (whether during his or her employment with the Corporation or an Affiliate or during any applicable post-termination exercise period), any Option held by such individual shall continue to be exercisable by the Beneficiary(ies) of the decedent, provided the term of the Option (as such term may have been shortened due to the Award Recipient's Retirement, Disability or termination of employment for any other reason) has not otherwise expired, for a period of one year after the date of the Award Recipient's death (or, in the case of ISOs, for a period of three months after the Award Recipient's death).

       f. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the term of the Option as originally established (or, insofar as this paragraph relates to SARs, the term of the SAR as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

    5. Reload Options. With respect to Options granted pursuant to this Plan, the Committee may grant "reload" options pursuant to which grant the Award Recipient will receive a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares already owned by the Award Recipient pursuant to Section 6(A)(3) hereof, and/or when Shares are tendered or forfeited as payment of the amount required to be withheld under applicable income tax laws in connection with the exercise of an Option. Any such new Option shall be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares tendered or forfeited to satisfy the purchase price upon the exercise of the previously-granted Option to which such "reload" option relates, and (B) the number of Shares tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. Such "reload" Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the Shares covered by such Option.

B. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the grant price, term, manner of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be those determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Except as otherwise provided herein, any SAR must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate. The provisions of
    Section 6(A)(4)(b)-(f) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient's Retirement, Disability, death or other termination of employment.

C. Restricted Stock. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

    1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. In the event a Restricted Stock Award is made subject to restrictions which are not performance-related, the minimum Restriction Period shall be three years.

    2. Stock Certificates. Shares of restricted stock under the Plan shall be evidenced by issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of restricted stock under the Plan may be recorded in book entry form.

    3. Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of an Award Recipient's employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of restricted stock shall be forfeited and reacquired by the Corporation. However, in such circumstances, the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D. Performance Awards. The Committee may grant Performance Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a payment upon the attainment of Performance Measures during any Performance Period the Committee may establish. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

E. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this subsection and subject to such additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law.

F. General. Except as otherwise specified herein, the following provisions shall relate to Awards under the Plan:

    1. Consideration for Awards. Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law.

    2. Separate or Tandem Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, in fulfillment of, or in substitution for, any other Award or any award made under any plan of the Company or any Affiliate other than this Plan. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards made under any such other plan of the Corporation or any Affiliate may be made either at the same time as, or at a different time from, the making of such other Awards or awards.

    3. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

    4. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient's lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

    5. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

    6. Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

    7. Limitation on Awards. The maximum amount of compensation payable with respect to any Award to any Eligible Officer under the Plan which is settled in cash will not exceed $2,500,000 for any calendar year.

SECTION 7.  WITHHOLDING OF TAXES.

The Corporation will, if required by applicable law, withhold Federal, state and/or local taxes in connection with the exercise or vesting of an Award. Unless otherwise provided in the applicable Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award.

SECTION 8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event the number of outstanding Shares changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, and the number or kind of shares subject to, or the exercise price per share under, any outstanding Award, shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Award or Shares issuable pursuant thereto, or in any Performance Measures relating to any Award, so that the value of the interest of the individual shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be conclusive and binding.

SECTION 9.  AMENDMENT AND TERMINATION.

The Committee may amend, modify or terminate the Plan, at any time, in such respects as it shall deem advisable. Any such amendment, modification or termination of the Plan shall not, without the consent of any Award Recipient, adversely affect his or her rights under an Award previously made.

SECTION 10.  MISCELLANEOUS PROVISIONS.

A. No employee or other person shall have any claim or right to receive an Award under the Plan.

B. Receipt of an Award shall not confer upon the Award Recipient any rights of a shareholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

C. The Plan, the making and exercise of Awards thereunder, and the obligations of the Corporation to satisfy Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the Committee may impose any additional restrictions with respect to Awards in order to comply with any legal requirements applicable to Awards or to qualify for any exemption it may deem appropriate.

D.  The expenses of the Plan shall be borne by the Corporation.

E. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation.

F. Awards under the Plan shall be binding upon the Corporation, its successors, and assigns.

G. Nothing in the Plan, or in any Agreement entered into pursuant to the Plan, shall confer on an Award Recipient any right to continue in the employ of the Corporation or any Affiliate, or in any way affect the Corporation's (or such Affiliate's) right to terminate the individual's employment without prior notice, at any time, for any reason or for no reason.

H. Participation in the Plan shall not affect an individual's eligibility to participate in any other benefit or incentive plan of the Corporation.

I. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

J. The Plan shall be submitted to the shareholders of the Corporation for their approval on May 16, 1997, or on such other date as may be fixed for the next meeting of shareholders, and shall become effective upon such approval and thereafter continue until terminated by the Committee.

K. Except to the extent superseded by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

[LOGO]

April 11, 1997

Dear Shareholder:

     Although you have not yet exchanged your shares of Manufacturers National Corporation Common Stock ("Manufacturers Stock") for shares of Comerica Incorporated Common Stock ("Comerica Stock"), you are entitled to vote your Manufacturers Stock at the Annual Meeting of Shareholders of Comerica Incorporated (the "Corporation") on May 16, 1997, or at any adjournment of the meeting. You may attend the meeting in person or use the enclosed proxy card to vote your Manufacturers Stock. If you wish to vote by telephone, please follow the instructions for using the automated telephone system provided on the proxy card.

     The enclosed proxy card lists the number of shares of Manufacturers Stock that you held of record as of March 24 ,1997. The actual number of shares that will be counted as your vote at the Annual Meeting will be the number on your proxy card adjusted to reflect the exchange rate of Manufacturers Stock for Comerica Stock and the January 4, 1993 Comerica stock split.

     ON SEVERAL PREVIOUS OCCASIONS, YOU WERE PROVIDED WITH A LETTER OF TRANSMITTAL TO BE USED TO EXCHANGE YOUR SHARES OF MANUFACTURERS STOCK FOR COMERICA STOCK. PLEASE FOLLOW THE INSTRUCTIONS ON THE LETTER OF TRANSMITTAL AND EXCHANGE YOUR MANUFACTURERS STOCK AS SOON AS POSSIBLE.

     Dividends cannot be disbursed until your Manufacturers Stock has been exchanged. However, dividends will continue to accrue to your account and will be reported to the Internal Revenue Service. You will be responsible for the payment of any taxes as if the dividends had been disbursed to you. Interest will not accrue or be paid with respect to these dividends.

     Thank you for your continued interest in Comerica Incorporated.

                                                                Admission Ticket

                                     [LOGO]
                             COMERICA INCORPORATED
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 1997

-----------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard D. Rohr and Thomas W. Linn as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 24, 1997, at the annual meeting of shareholders to be held on May 16, 1997 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.
--------------------------------------------------------------------------------

 1.      ELECTION OF DIRECTORS       / /   FOR all nominees listed below           / /   WITHHOLD AUTHORITY to vote for
                                           (except as marked to the contrary)            all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

                             E. Paul Casey        Max M. Fisher        John D. Lewis        Howard F. Sims

 2.  APPROVE ADOPTION OF THE COMERICA INCORPORATED MANAGEMENT INCENTIVE PLAN.

                                    / / FOR                          / / AGAINST                          / / ABSTAIN

 3.  APPROVE ADOPTION OF THE COMERICA INCORPORATED 1997 LONG-TERM INCENTIVE PLAN.

                                    / / FOR                          / / AGAINST                          / / ABSTAIN

                                     PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING
                                                              OR
                                 SEE THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE BY TELEPHONE

                                                COMERICA INCORPORATED
                                            ANNUAL MEETING OF SHAREHOLDERS
                                                     MAY 16, 1997
                                                      9:30 A.M.
                                      ------------------------------------------
                                      Renaissance Conference Center
                                      Level 2, Tower 300 of Renaissance Center
                                      Detroit, Michigan
                                      ------------------------------------------

             ------------------------------------------------
You can vote ALL proposals FOR or AGAINST the Board of Directors' recommendation, by using the automated telephone voting system. This system is available 24 hours a day. If you wish to abstain from voting, or choose not to vote all proposals for or against the Board of Directors' recommendation, you must complete and sign the proxy voting form and return it in the postage-paid envelope provided.

TELEPHONE VOTING INSTRUCTIONS:

-  Using a TOUCH-TONE telephone, dial 1-800-240-6326.
- When prompted, enter the three digit company number (114) located on the proxy voting form above your name and address.
- When prompted, enter your seven digit NUMERICAL Personal Identification Number (PIN) that follows the company number. DO NOT ENTER the alpha character.
- If you enter an invalid PIN, you will be prompted to re-enter your PIN. You will have three opportunities to enter the correct PIN before the telephone system will end the call.
- When prompted, press "1" to vote all proposals FOR the Board of Directors' recommendation. Pressing "1" will result in a "YES" vote on all proposals.

                                       OR

- Press "9" to vote all proposals AGAINST the Board of Directors' recommendation. Pressing "9" will result in a "NO" vote on all proposals.
- A recorded voice will confirm your vote has been cast as you directed and end the phone call. YOU DO NOT HAVE TO MAIL BACK YOUR PROXY VOTING FORM, YOUR VOTE HAS BEEN RECORDED ELECTRONICALLY. The deadline for electronic voting by telephone is 12:00 p.m. (EST) on May 15, 1997, one business day prior to the Annual Meeting date.

--------------------------------------------------------------------------------

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                     Dated: ______________________________, 1997

                                     ___________________________________________
                                                      Signature

                                     ___________________________________________
                                             Signature (if held jointly)

                                      PLEASE SIGN, DATE AND RETURN THIS PROXY
                                      PROMPTLY USING THE ENCLOSED ENVELOPE

                                                          OR

                                      SEE THE INSTRUCTIONS ABOVE TO VOTE BY
                                      TELEPHONE

     [LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard D. Rohr and Thomas W. Linn as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 24, 1997, at the annual meeting of shareholders to be held on May 16, 1997 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.
--------------------------------------------------------------------------------

       1.     ELECTION OF DIRECTORS     / /        FOR all nominees listed below       / /
                                                   (except as marked to the contrary)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                        NOMINEE'S NAME.
             E. Paul Casey           Max M. Fisher           John D. Lewis           Howard F.
                                              Sims
       2.  APPROVE ADOPTION OF THE COMERICA INCORPORATED MANAGEMENT INCENTIVE PLAN.
                    / / FOR                    / / AGAINST                    / / ABSTAIN
       3.  APPROVE ADOPTION OF THE COMERICA INCORPORATED 1997 LONG-TERM INCENTIVE PLAN.
                    / / FOR                    / / AGAINST                    / / ABSTAIN

                      PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

       1.  WITHHOLD AUTHORITY to vote for
           all nominees listed below
INSTRUCTI

       2.

       3.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                          Dated: _________________________, 1997

                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                               Signature (if held jointly)

                                            PLEASE SIGN, DATE AND RETURN THIS
                                            PROXY PROMPTLY USING THE ENCLOSED
                                                         ENVELOPE